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                                TABLE OF CONTENTS

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1.       Premises and Term........................................................................................1

2.       Base Rent, Late Payment Charges and Security Deposit.....................................................1

3.       Use......................................................................................................1

4.       Operating Costs; Additional Rent.........................................................................2

5.       Landlord's Responsibilities..............................................................................3

6.       Tenant's Responsibilities................................................................................3

7.       Alterations; Condition of Premises Upon Expiration.......................................................3

8.       Signs/Window Coverings...................................................................................4

9.       Inspection...............................................................................................4

10.      Utilities................................................................................................4

11.      Assignment and Subletting................................................................................4

12.      Fire and Casualty Damage.................................................................................4

13.      Liability, Waiver and Release............................................................................5

14.      Insurance.  .............................................................................................5

15.      Condemnation.............................................................................................6

16.      Holding Over.............................................................................................6

17.      Quiet Enjoyment..........................................................................................6

18.      Events of Default........................................................................................7

19.      Remedies.................................................................................................7

20.      Landlord's Lien..........................................................................................8

21.      Mortgages................................................................................................8

22.      Mechanic's Liens.........................................................................................8

23.      Notices..................................................................................................8

24.      Hazardous Substances.....................................................................................9

25.      Expense of Enforcement...................................................................................9

26.      Substitution of Premises.................................................................................9

27.      Transfer of Landlord's Interest; Limitation of Liability.................................................9

28.      Right of Landlord to Perform.............................................................................9

29.      Miscellaneous...........................................................................................10

30.      Right to Renew Lease....................................................................................11

31.      Market Rent.............................................................................................11

32.      Exhibits................................................................................................12

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                                      -ii-
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                                   DATA SHEET


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
DATE OF LEASE:                      April 29, 2000

LANDLORD:                           ST. PAUL PROPERTIES, INC., a Delaware corporation

LANDLORD'S ADDRESS FOR RENT:        St. Paul Properties, Inc. c/o United Properties LLC
                                    NW-9044
                                    P.O. Box 1450
                                    Minneapolis, Minnesota 55485-9044

TENANT:                             ATS Medical, Inc., a Minnesota corporation

TENANT'S ADDRESS:                   Suite 175, 3800 Annapolis Lane, Plymouth, Minnesota, 55447

PREMISES:                           Approximately  19,909  rentable square feet, as designated on Exhibit A and  approximately  22,909 as of December  1, 2001,  as  designated  on
                                    Exhibit A-1, and described in Paragraph  32 of the lease agreement.

COMMENCEMENT DATE:                  August 1, 2000,  as the same may be  modified  pursuant  to  Paragraph 1 of the lease agreement and Exhibit E.

EXPIRATION DATE:                    July 31, 2006, as the same may be modified pursuant to Exhibit E.

TERM:                               Seventy-two (72) months, beginning on the Commencement Date, and ending on the Expiration Date, unless earlier terminated or as extended as provided in the lease agreement.

BASE RENT:                          Base Rent shall be due hereunder as follows:

                                    Period                    Annual Base Rent            Monthly Base Rent

                                    Commencement Date through
                                    November 30, 2001              $86,604.12                  $7,217.01

                                    December 1, 2001 through
                                    July 31, 2003                  $99,654.12                  $8,304.51

                                    August 1, 2003 through
                                    July 31, 2006                 $111,566.88                  $9,297.24

USE:                                Office/Warehouse

ADDRESSES FOR NOTICES:              Landlord:                                   with a copy to Landlord's  Managing Agent:

                                    St. Paul Properties, Inc.                   United Properties LLC
                                    385 Washington Street                       3500 West 80th Street,
                                                                                Suite 200
                                    St. Paul, Minnesota  55102                  Bloomington, Minnesota 55431
                                    Attn:  Vice President, Asset Management     Attn: Vice President,
                                                                                Property Management

                                    Tenant:

                                    ATS Medical, Inc.
                                    Attn:  Jack Jungbauer
                                    3905 Annapolis Lane North, Suite 105
                                    Plymouth, MN 55447

SECURITY DEPOSIT:                   $0.00

PHASE:                              Phase II, Plymouth  Business  Center,  consisting of 2 building(s) with a combined rentable square footage of 139,510.

TENANT'S PROPORTIONATE SHARE:       Commencement Date through November 30, 2001: Fourteen and 27/100 percent
                                    (14.27%), of Phase II, Plymouth  Business Center, which is determined by dividing 19,909 into 139,510.

                                    December 1, 2001 through Expiration Date, and extensions of Term, if any: Sixteen and 42/100 percent (16.42%), of Phase II, Plymouth
                                    Business Center, which is determined by dividing 22,909 into 139,510.

BUILDING:                           3800 Annapolis Lane North, the building in which the Premises are located, which building is a part of Phase II, Plymouth Business
                                    Center.

TENANT'S BROKER:                    N/A

The information in this Data Sheet is incorporated in and made a part of this lease agreement.

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                                        2

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is between Landlord and Tenant as of the Date of Lease.

                              W I T N E S S E T H:

         1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay Rent (as defined in Paragraph 4(g)), and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the Premises designated on the Data Sheet, as shown crosshatched on the plan attached hereto as Exhibit A, which Premises are located in the Building, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the Premises.

         TO HAVE AND TO HOLD the same for the Term, provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, said Term shall be extended for said number of months in addition to the remainder of the calendar month following the Commencement Date, and provided further that if Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, all terms and conditions of this Lease shall apply to such period, except that, on the Commencement Date, and in addition to any other Rent due and payable on the Commencement Date pursuant to this Lease, Tenant shall pay to Landlord a rental in respect of the period from the date Tenant begins to conduct business in the Premises to the Commencement Date, which rental shall be that proportion of Rent payable for the first year of the Term which the number of days in such period bears to 365.

         Notwithstanding the foregoing, if the Premises shall, on the scheduled Commencement Date of the Term, not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any Building operations, repair or remodeling to be done by Landlord, Landlord shall use good faith efforts to complete such construction, Building operations, repair or remodeling and to deliver possession of the Premises to Tenant. Landlord, using such good faith efforts, shall not in any way be liable for failure to obtain possession of the Premises for Tenant or to timely complete such construction, Building operations, repair or remodeling, but the Rent payable by Tenant under this Lease shall abate until the date Landlord is able to tender possession of the Premises to Tenant, which date shall be deemed the "Commencement Date;" and the Term shall be automatically extended so as to include the full number of months stated on the Data Sheet except that if the Commencement Date is other than the first day of a calendar month, such Term shall also be extended for the remainder of the calendar month in which possession is tendered. Notwithstanding the foregoing, if the Premises have not been delivered to Tenant by June 10, 2000, Tenant shall have the right to terminate this Lease by written notice given to Landlord not later than June 15, 2000, it being understood and agreed that if Tenant fails to give the notice described in the preceding clause on or before June 15, 2000, Tenant shall have no right to terminate this Lease, this Lease shall remain of full force and effect and the parties shall be bound hereby. If the Premises are delivered after May 31, 2000, but on or before June 10, 2000, the Commencement Date shall be deemed to be the date of actual delivery of the Premises and the Term shall be automatically extended so as to include the full number of months stated on the Data Sheet except that if the Commencement Date is other than May 31, 2000, or June 1, 2000, the Term shall also be extended for the remainder of the calendar month in which possession is tendered.

         The taking of possession by Tenant shall be deemed conclusively to establish that the Premises (a) have been completed in accordance with the provisions of the Work Letter Agreement attached hereto as Exhibit B, (b) are in good and satisfactory condition as of when possession was so taken and (c) consist of the number of rentable square feet stated on the Data Sheet, it being understood and agreed that the number of rentable square feet in the Premises shall be based on the outside dimensions of the rooflines of the Premises and shall also include a proportionate share of a mechanical room serving the Premises and other premises in the Building. Upon delivery of the Premises, Tenant shall execute and deliver to Landlord a letter of accepting the Premises and confirming the Commencement Date, such letter to be in the form attached hereto as Exhibit E.

         2.       BASE RENT, LATE PAYMENT CHARGES AND SECURITY DEPOSIT.

         (a) Base Rent. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction or set off, for the entire Term at the rate stated in the Data Sheet, except that the monthly installment which otherwise shall be due on the Commencement Date shall be due and payable on the date hereof. Thereafter, one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date during the Term.

         (b) Late Charge; Interest. If Tenant fails to pay any installment of Rent, including any amount treated as Additional Rent (as defined in Paragraph 4(g)) of this Lease, or other sums hereunder prior to the date such installment or other charge becomes delinquent pursuant to Paragraph 18, Tenant shall pay to Landlord on demand a late charge of $500.00 for each late installment or other charge to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be Additional Rent. In addition to the foregoing, to the extent Rent is not paid on or before the date the same becomes delinquent pursuant to Paragraph 18, all unpaid Rent shall accrue interest from the first day of each month at a rate which is the lesser of (i) eighteen percent (18%) per annum; or (ii) the highest amount permitted by applicable law and such interest shall constitute Additional Rent and shall be payable with the next installment of Base Rent falling due. The provision for the payment of such late charge and interest shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.
         (c)      Security Deposit. INTENTIONALLY DELETED.



         3. USE. The Premises shall be used only for the Use stated on the Data Sheet and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, garbage containers and outdoor furniture are prohibited without Landlord's prior written consent, except that Landlord hereby acknowledges and consents to the installation of an above-ground liquid nitrogen storage tank (the "Tank") at the location shown on Exhibit A and in accordance with specifications delivered to Landlord in accordance with the Approved Plans (as defined in Exhibit B. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for Tenant's Use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not receive, store or otherwise handle on the Premises any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance on the Building or the property on which the Phase is located ("Property") void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the Building is caused by Tenant's use and occupancy of the Premises, then Tenant shall pay to Landlord the amount of such increase, upon demand, as Additional Rent. Notwithstanding the foregoing, Landlord hereby consents to the storage and use of consumables and supplies, including nitrogen gas, propane gas and methyltrichlorosilene gas ("MTS") as are required by Tenant for the production of pyrolytic carbon components for products manufactured by Tenant; provided however, that Tenant agrees that (a) the consumables and supplies described above constitute "Hazardous Substances" as defined in Paragraph 24 of this Lease such that the provisions of such Paragraph 24 shall govern the storage, use and disposal of such consumables and supplies; and (b) Landlord has made no warranty or representation that the storage and use of such consumables and supplies is a lawful use of the Premises under the zoning or other ordinance of the City of Plymouth, it being understood and agreed that the risk of non-compliance with such zoning or other ordinances shall be borne solely by Tenant and any refusal by the City of Plymouth to grant building permits or certificates of occupancy for Tenant's proposed use of the Premises, including the storage and use of the above-referenced consumables and supplies shall not void this Lease, but, on the contrary, this Lease shall remain of full force and effect and the parties shall remain bound hereby.

         4.       OPERATING COSTS; ADDITIONAL RENT.

         (a) Operating Costs. Upon demand, Tenant shall pay to Landlord, during the Term, Tenant's proportionate share of Operating Costs, as defined below, calculated on the basis of Tenant's Proportionate Share stated on the Data Sheet.

As used in this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Property, the Phase or the Building which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Costs were incurred). Operating Costs shall include, without limitation, the costs of maintenance, repairs, and, subject to the provisions of Paragraph 5 hereof, replacements to the Building, including, downspouts, gutters, painting, sprinkler systems, roof and walls; the costs of maintaining and repairing parking lots, parking structures and easements; property management fees, salaries, fringe benefits and related costs payable to employees of Landlord's Managing Agent whose duties are connected with the Property; insurance costs, all heating and air conditioning costs, electricity, sewer and water and other utility costs not separately metered to tenants, landscape maintenance, trash and snow removal, Taxes, as defined in Paragraph 4(e), and costs and expenses incurred by Landlord in protesting any assessments, levies or the tax rate, provided, however, that Operating Costs shall not include the following: (i) costs of alterations of any tenant's premises, including the Premises; (ii) costs of curing construction defects to the base Building; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs; (v) real estate brokers' leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder; and (viii) the full replacement of (A) roofs, (B) exterior walls (as defined in Paragraph 5) and (C) foundations. Notwithstanding anything contained herein to the contrary, any structural repairs or replacements to the Building, or of any capital improvements made after the Date of Lease which are intended to reduce Operating Costs or of any capital improvements which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, including, without limitation, the ADA (as defined in Paragraph 5 hereof), shall be included in Operating Costs.

         (b) Estimated Operating Costs. Promptly after the commencement of this Lease and during January of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under Paragraph 4(a) for such calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord one/twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in January, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given, at which time, in addition to paying the first installment of the estimated amount provided by Landlord for such year, Tenant shall also pay the difference, if any, between the current year's estimate and the previous year's estimate for the period from January 1 of such year through the last day of the month in which the notice was given. If at any time it appears to Landlord that the amounts payable under Paragraph 4(a) for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the end of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a summary of the total Operating Costs for the previous calendar year and Tenant's proportionate share thereof which shall be based upon Tenant's Proportionate Share as stated in the Data Sheet. If such summary shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant (the "Excess Amount"), Landlord shall credit the Excess Amount against Operating Costs next falling due hereunder until the Excess Amount is exhausted; provided however, that if the summary shows an Excess Amount for the year in which this Lease expired, the summary shall be accompanied by a refund of the Excess Amount to Tenant. If such summary shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as Additional Rent, within thirty (30) days after delivery of the summary.

         (c) Right to Audit. Tenant or its representatives shall have the right to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the summary to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the summary to Tenant (which item shall be paid in any event), such summary shall be considered as final and accepted by Tenant.

         (d) Accrual Accounting. If Landlord selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued; provided however that accruals for expenses associated with improvements to be made after the Expiration Date (as the same may be extended) shall not become an obligation of Tenant.

         (e) Taxes. Landlord agrees to pay before they become delinquent all taxes, installments of special assessments and governmental charges of any kind and nature whatsoever, (herein collectively referred to as "Taxes") lawfully due and payable with respect to the Building, the Phase and the Property. In addition, Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

         (f) Change in Method of Taxation. If at any time during the Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any Taxes (including personal property taxes described in Paragraph 4(e) hereof), assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent or any portion thereof and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such Rent or any portion thereof for the present or any future building or buildings on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

         (g) Definition of "Rent". Any amounts in addition to Base Rent and Operating Costs, including, without limitation, any costs payable by Tenant to Landlord stated in the Work Letter Agreement attached hereto as Exhibit B, chargebacks for work performed by Landlord for the benefit of Tenant, if any, and other costs payable by Tenant to Landlord hereunder, if any, (collectively the "Additional Rent") shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable upon demand. Base Rent, Operating Costs and Additional Rent may be referred to collectively as "Rent."

         5. LANDLORD'S RESPONSIBILITIES. Except for reasonable wear and tear and any casualty covered by the provisions of Paragraph 12(a) against which Tenant was obligated to insure under this Lease, Landlord shall maintain all parts of the Building, other than other tenants' premises and the Premises, making all necessary repairs and replacements, whether ordinary or extraordinary, structural or nonstructural, including downspouts, gutters, irrigation sprinkler system; regularly mow any grass, remove weeds and perform general landscape maintenance; and maintain and repair the parking lot and driveway areas; provided however, that Landlord shall be responsible, at its sole cost and expense, for the full replacement of roofs, exterior walls and foundations and for the compliance with Title III of the Americans With Disabilities Act of 1990, as amended as of the Date of Lease (the "ADA"), as to the exterior walls of the Premises, including access to the Building and maintenance of parking. Tenant shall immediately give Landlord written notice of any defect or need for repairs. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term "exterior walls" as used in this Lease shall not include windows, glass or plate glass, doors, special store fronts or office entries.

         6.       TENANT'S RESPONSIBILITIES.

         (a) Maintenance of Premises. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except as provided in Paragraph 5) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, electrical systems, dock boards, truck doors, dock bumpers, dock seals, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris and keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition, and Tenant shall comply with the ADA. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Paragraph 12(a), except that Tenant shall be obligated to repair all wind damage to glass unless caused by a tornado.

         (b) Damage to Demising Walls. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

         (c) Parking. Tenant and its employees, customers and licensees shall have the nonexclusive right to use, in common with the other parties occupying the Phase, common parking areas, if any (exclusive of any parking or work load areas designated or to be designated by Landlord for the exclusive use of Tenant or other tenants occupying or to be occupying other portions of the Phase), driveways and alleys adjacent to the Building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

         (d) Preventive Maintenance. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment serving the Premises. The maintenance contractor and the contract must be approved by Landlord, which approval shall not be unreasonably withheld. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days after the date Tenant takes possession of the Premises.

         (e) Costs Payable by Tenant. Upon demand by Landlord, Tenant shall pay, as Additional Rent, the cost and expense of repairing any damage to the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, contractors, patrons, customers, or any other person entering upon the property as a result of Tenant's business activities or caused by Tenant's default hereunder to the extent the cost of repairing such damage is not reimbursed by the insurance to be maintained by Landlord under Paragraph 12(a).

         7. ALTERATIONS; CONDITION OF PREMISES UPON EXPIRATION. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building and without overloading or damaging such Building, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Prior to commencing any such alterations, additions or improvements Tenant shall provide such assurances to Landlord, including, without limitation, waivers of lien, surety company performance and payment bonds and/or personal guaranties of persons of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from mechanics', laborers', materialmen's or other liens. All alterations, additions, installations, improvements and partitions erected by Tenant, including, without limitation, all telephone and data communications cabling ("Cabling"), shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects as provided below, remove all alterations, additions, installations, improvements (including the improvements constructed by Tenant pursuant to Exhibit B attached hereto) and partitions, including, without limitation, the Cabling, erected or installed by Tenant and restore the Premises to their original condition by the earliest of (a) the Expiration Date, (b) the date of termination of this Lease prior to the Expiration Date or (c) the vacating of the Premises without termination of this Lease (said earliest date may be referred to as the "Restoration Date"); provided, however, that if Landlord so elects, in writing, prior to the Restoration Date, such alterations, additions, installations, improvements, partitions and Cabling (other than trade fixtures and personal property of Tenant) shall become the property of Landlord as of the Restoration Date and shall be delivered to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed by Tenant by the Restoration Date if required by Landlord, and upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner and shall not damage the primary structural qualities of the Building.

         8. SIGNS/WINDOW COVERINGS. All signage visible from the exterior of the Premises shall, at all times, comply with Exhibit D. Tenant shall not, without the prior written consent of Landlord, install or affix any window coverings, draperies, signs, window or door lettering or advertising media of any type on the Property, the Building or in or on the Premises which are visible from the exterior of the Building. Tenant shall remove any permitted signs and window coverings, but not blinds, not later than the Restoration Date. Any such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration caused by such installation and/or removal.

         9. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises or in order to make such repairs and perform such actions as may be required or permitted to be made by Landlord under the terms of this Lease. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises and, during the period that is six
(6) months prior to the end of the Term, Landlord and Landlord's agents shall have the right to erect a sign on the Premises indicating the Premises are available for lease.

         10. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer and sprinkler charges and other utilities and services separately metered for the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and shall furnish and install all replacement electric light bulbs and tubes. Landlord shall not be liable for any interruption or failure of utility services, communications or data services serving the Building or the Premises arising from any cause whatsoever.

         11.      ASSIGNMENT AND SUBLETTING.

         (a) Assignment and Subletting. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. The foregoing prohibition includes, without limitation, any subletting or assignment which would otherwise occur by merger, consolidation, reorganization, transfer or other change in Tenant's corporate, partnership or proprietary structure. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from any assignee or subtenant all amounts due and becoming due to Tenant under such assignment or sublease and apply such amounts against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations hereunder. Landlord's acceptance of any Rent following any assignment or other transfer prohibited by this Paragraph 11 shall not be deemed to be a consent by Landlord to such assignment or other transfer (including, without limitation, a prohibited sublease) nor shall the same be deemed a waiver of any right or remedy of Landlord hereunder for breach of this Paragraph 11.

If Landlord grants its consent to any sublease or assignment, Tenant shall pay Landlord, as Additional Rent (a) one hundred percent (100%) of amounts payable to Tenant under the sublease or assignment and (b) Landlord's attorneys' fees incurred with respect to such assignment or sublease. In addition, if Tenant has any options to extend or renew the Term, such options shall not be available to any subtenant or assignee, directly or indirectly, except to a permitted transferee pursuant to subparagraph 11(c) or 11(d) below. If Tenant assigns this Lease or sublets all or a portion of the Premises without first obtaining Landlord's consent, as required by this Paragraph 11(a), said assignment or sublease shall be null and void and of no force or effect. Landlord's consent to an assignment, sublease or other transfer of any interest of Tenant in this Lease or in the Premises shall not be deemed to be a consent to any subsequent assignment, transfer, use or occupation.

Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to subparagraph (b) below and rented by Landlord to the proposed tenant or any other tenant. The parties agree that there will be no commission obligation arising from a transfer pursuant to subparagraph 11(c) or 11(d) below.

         (b) Right of Recapture. In addition, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective; provided however that the right of recapture shall not be available to Landlord if the transfer is to be made pursuant to either subparagraph 11(c) or 11(d) below . The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this subparagraph, the Term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been the Expiration Date. If Landlord recaptures only a portion of the Premises under this subparagraph, the Base Rent during the remainder of the Term shall abate proportionately based on the Base Rent payable hereunder as of the date immediately prior to such recapture.

         (c) Permitted Transfer to an Affiliate of Tenant. Provided Tenant is not then in default under this Lease, and subject to subparagraph 11(b) hereof, Landlord shall not withhold its consent to a proposed assignment or sublease to an affiliate of Tenant subject to the following conditions:

         (i) Tenant notifies Landlord, in writing (the "Transfer Request"), that it wishes to assign the Lease or sublease all or a portion of the Premises at least thirty (30) days prior to the date of such assignment or sublease and provides therewith copies of the proposed assignment or sublease documents;

         (ii) the Transfer Request shall be accompanied by a writing satisfactory to Landlord, in Landlord's sole discretion, whereby the proposed assignee assumes and agrees to perform the Lease and Tenant's obligations hereunder;

         (iii) Tenant shall provide, simultaneously with its delivery of the Transfer Request, a guaranty of Tenant's obligations under the Lease by Tenant's ultimate parent entity;

         (iv) Simultaneously with Tenant's delivery of the Transfer Request, Tenant shall pay to Landlord a fee of One Thousand and no/100ths Dollars ($1,000.00) in order to reimburse Landlord for all of Landlord's internal costs and expenses with respect to the transfer, including, without limitation, costs incurred in connection with the review of financial materials, meeting with representatives of transferor and/or transferee and preparation, review, approval and execution of the required transfer documentation and, in addition, Tenant shall reimburse Landlord for any out-of-pocket costs and expenses, including attorneys' fees, incurred by Landlord with respect to such transfer;

         (v) any guarantor of Tenant's obligations under this Lease shall continue to remain liable under its guaranty, and, Tenant shall cause such guarantor to execute such documents as Landlord deems necessary for the confirmation by such guarantor of its guaranty, it being understood and agreed that the provisions of this subparagraph (v) are in addition to, and not in substitution for, the provisions of subparagraph
                  (iii) above;

         (vi) there shall be no change in the Use of the Premises by the assignee or sublessee;

         (vii) the assignee or sublessee is not a tenant of Landlord in the Project or a prospective tenant of the Project then working with Landlord or Landlord's leasing agent.

For the purposes of this Lease, "affiliate" shall mean, with respect to a party, any person or entity that controls, is controlled by or is under common control with such party, with "control" and its derivatives meaning (x) as to a publicly held company, ownership of 10 percent or more of the voting interests of the entity in question; or (y) as to all other entities, 50 percent or more of the voting interests in the entity in question.

Tenant's assignment of this Lease or sublease of all or a portion of the Premises without first complying with the provisions of this subparagraph 11(c) shall constitute an Event of Default under this Lease, and shall entitle Landlord to the exercise of all of its rights and remedies hereunder, at law or in equity. In addition, said assignment or sublease shall be null and void and of no force or effect. Landlord's consent to an assignment, sublease or other transfer of any interest of Tenant in this Lease or in the Premises shall not be deemed to be a consent to any subsequent assignment, transfer, use or occupation. The right granted by this subparagraph 11(c) shall be personal to Tenant and a permitted transferee under this subparagraph 11(c) and subparagraph 11(d) below and shall not be available to any assignee, sublessee or other transferee of Tenant's interest in this Lease or the Premises.

Notwithstanding anything in this subparagraph 11(c) to the contrary, Landlord shall have no obligation to consider any proposed assignment or subletting if, at the time of the delivery of the Transfer Request, Tenant is in default of this Lease.

         (d) Permitted Transfer Upon Sale of Tenant's Business. Provided Tenant is not then in default under this Lease, and notwithstanding the prohibition on assignment and subleasing described in subparagraph 11(a) hereof, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises to an entity which is the purchaser of all or substantially all of the ownership interests in Tenant, whether by merger, consolidation or otherwise upon Tenant's compliance with the following conditions:

         (i) Tenant notifies Landlord, in writing (the "Transfer Notice"), of such assignment or sublease at least thirty (30) days prior to the date of such assignment or sublease and provides therewith copies of the proposed assignment or sublease documents;

         (ii) the Transfer Notice shall be accompanied by a writing satisfactory to Landlord, in Landlord's sole discretion, whereby the purchaser assumes and agrees to perform the Lease and Tenant's obligations hereunder;

         (iii) simultaneously with the delivery of the Transfer Notice, Tenant provides Landlord with financial statements satisfactory to Landlord which show that the purchaser, after completion of the merger or consolidation, will have a net worth equal to the greater of:

                  (A)      Tenant's net worth as of the date of this Lease; or

                  (B) a net worth of at least the net worth of tenants to whom Landlord is then in the process of leasing similar square footage in the Project, it being understood and agreed that if Landlord is then requiring new tenants of such similar spaces to enhance their credit by virtue of security deposits, letters of credit or similar vehicles, Landlord may require that the purchaser comply with such credit enhancement requirements;

         (iv) simultaneously with Tenant's delivery of the Transfer Notice, Tenant shall pay to Landlord a fee of One Thousand and no/100ths Dollars ($1,000.00) in order to reimburse Landlord for all of Landlord's internal costs and expenses with respect to the transfer, including, without limitation, costs incurred in connection with the review of financial materials, meeting with representatives of transferor and/or transferee and preparation, review, approval and execution of the required transfer documentation and, in addition, Tenant shall reimburse Landlord for any out-of-pocket costs and expenses, including attorneys' fees, incurred by Landlord with respect to such transfer;

         (v) any guarantor of Tenant's obligations under this Lease shall continue to remain liable under its guaranty, and, Tenant shall cause such guarantor to execute such documents as Landlord deems necessary for the confirmation by such guarantor of its guaranty;

         (vi) there shall be no change in the Use of the Premises by the purchaser; and

         (vii) the purchaser is not a tenant of Landlord in the Project or a prospective tenant of the Project then working with Landlord or Landlord's leasing agent.

Tenant's assignment of this Lease or sublease of all or a portion of the Premises without first complying with the provisions of this subparagraph 11(d) shall constitute an Event of Default under this Lease, and shall entitle Landlord to the exercise of all of its rights and remedies hereunder, at law or in equity. In addition, said assignment or sublease shall be null and void and of no force or effect. Landlord's consent to an assignment, sublease or other transfer of any interest of Tenant in this Lease or in the Premises shall no be deemed to be a consent to any subsequent assignment, transfer, use or occupation. The right granted by this subparagraph 11(d) shall be personal to Tenant and a permitted transferee of Tenant pursuant to subparagraph 11(c) and this subparagraph 11(d) and shall not be available to any assignee, sublessee or other transferee of Tenant's interest in this Lease or the Premises.

Notwithstanding anything in this subparagraph 11(d) to the contrary, Landlord shall have no obligation to consider any proposed assignment or subletting if, at the time of the delivery of the Transfer Request, Tenant is in default of this Lease.

         12.      FIRE AND CASUALTY DAMAGE.

         (a) Notice of Casualty. If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate oral and written notice thereof to Landlord's Managing Agent.

         (b) Termination of Lease. If the Building should be damaged or destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and Base Rent and Operating Costs shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

         (c) Repair of Premises. If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 14(a), but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term), this Lease shall not terminate, and Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, Base Rent and Operating Costs payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances, but in no case shall Base Rent and Operating Costs be greater than the proportionate share of the Premises which is usable by Tenant for the conduct of all or a portion of its business therein. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (unless any such delay is due to changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, force majeure, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, in which event such period shall be extended for the amount of time Landlord is so delayed), Tenant may at its option, upon thirty (30) days prior written notice, terminate this Lease as Tenant's exclusive remedy, whereupon all rights and obligations of the parties to each other under this Lease shall cease and terminate.

         (d) Application of Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, the Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations of the parties to each other under this Lease shall cease and terminate.

         (e) Removal of Personal Property. In the event of any damage to the Building or the Premises by any peril contemplated by this Paragraph 12, Tenant shall, promptly after the occurrence of such damage and at its sole cost and expense, remove from the Premises any personal property on the Premises belonging to any of Tenant, its agents, employees, contractors, licensees or invitees. Tenant hereby indemnifies, holds harmless and agrees to defend Landlord from any loss, liability, damage, judgment, cost or expense, including attorneys' fees through all appellate levels arising out of any claim of damage or injury by any of Tenant, its agents, employees, contractors, licensees or invitees as to itself or themselves or their respective properties arising as a result of the removal or failure to remove such personal property. Landlord and Tenant agree that Landlord shall have no obligation to secure the Building or the Premises in the event of a casualty and that the risk of loss, by destruction, theft or otherwise, to the personal property of Tenant, its agents, employees, contractors, licensees or invitees shall be borne, as between Landlord and Tenant, entirely by Tenant.

         13.      LIABILITY, WAIVER AND RELEASE.

         (a) No Liability. Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, claims, suits, costs and expenses, including attorneys' fees, arising out of any claim of injury or damage on or about the Premises arising from any cause whatsoever other than Landlord's gross negligence or willful misconduct. Landlord shall not be liable to Tenant or Tenant's agents, employees, contractors, licensees or invitees for any damage to persons or property arising from any cause whatsoever except Landlord's gross negligence or willful misconduct and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, force majeure, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or gross negligence.

         (b) Waiver and Release. Except as provided below, each of Landlord and Tenant agrees to rely entirely upon its own property insurance with respect to any damage, loss or injury to its property.

Each of Landlord and Tenant hereby releases the other and the other party's directors, officers, employees, agents and others acting on the other party's behalf (collectively, the "released parties") from all claims and all liability or responsibility to the releasing party and to any person claiming through or under the releasing party, by way of subrogation or otherwise, for any loss or damage to the releasing party's business or property caused by fire or other peril, even if such fire or other peril was caused in whole or in part by the negligence or other act or omission of one or more of the released parties. Notwithstanding the foregoing, the release from liability and waiver or subrogation provided for shall (i) only be effective to the extent that the loss or damage to the releasing party's business or property is actually covered by insurance; and (ii) not apply to the extent of any deductible (or deductibles) applying under such insurance.

         14.      Insurance.

         (a) Landlord's Insurance. Landlord shall maintain in effect at all times during the Term a policy or policies of insurance insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies for the full replacement value. Landlord shall also obtain a commercial general liability insurance policy in an amount equal to the amount maintained by a prudent landlord with office-industrial property in the northwest quadrant of the Minneapolis/St. Paul metropolitan area. Landlord shall not insure any personal property of Tenant or any additional improvements which Tenant may construct or install on the Premises. Landlord may self-insure the exposures described above. Subject to the provisions of Paragraphs 12(b), 12(c) and 12(d), such insurance shall be for the sole benefit of Landlord and under its sole control.

         (b)      Tenant's Insurance.

                  (i) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term a commercial general liability insurance policy, on an "occurrence" rather than on a "claims made" basis, with a total combined policy limit of at least $2,000,000.00. The policy shall include, but not be limited to, coverages for Bodily Injury, Property Damage, Personal Injury and Contractual Liability (applying to this Lease), or an equivalent form (or forms) affording coverage at least as broad. Landlord and Landlord's Managing Agent shall be named as Additional Insureds under the policy.

                  (ii) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term, a policy or polices of insurance covering all of Tenant's improvements, fixtures, inventory and other personal property in the Premises against loss by fire and other hazards covered by an "all-risk" form of policy, in an amount equal to the full replacement cost thereof, without deduction for physical depreciation. Such insurance shall include Valuable papers and Records coverage providing for the Reproduction Costs measure of recovery and coverage for damage to Electronic Data Processing Equipment and Media, including coverage of the perils of mechanical breakdown and electronic disturbance.

                  (iii) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term, a policy of insurance covering business interruption for a period of at least 365 days.

                  (iv) If the use of the Premises by Tenant increases the premium rate for insurance carried by Landlord on the Building, Tenant shall pay Landlord, upon demand, as Additional Rent, the amount of such premium increase.

                  (v) Tenant, upon actual knowledge or receipt of written notice by Landlord, shall not carry any stock of goods, inventory, or Hazardous Substances (as defined in this Lease) or do anything in or about the Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

                  (vi) Insurance policies required by this Paragraph 14(b) shall be in a form reasonably acceptable to Landlord, with an insurer or insurers having a Best rating of A-,X or better and qualified to do business in the State of Minnesota, and shall require at least thirty (30) days prior written notice to Landlord (and, if requested by Landlord, Landlord's mortgagee(s)), of termination, cancellation, non-renewal or material alteration. The liability insurance under subparagraph 14(b)(i) shall be primary with respect to Landlord and its agents and not participating with any other available insurance.

Prior to the Commencement Date, on each anniversary of the Commencement Date and at such other times as Landlord may request, Tenant shall deliver to Landlord a certificate evidencing such policies, or other evidence reasonably satisfactory to Landlord, confirming (A) the terms of the insurance, (B) that the premiums have been paid at least one (1) year in advance, and (C) that the policies are in full force and effect. If Tenant has a blanket insurance policy providing coverage for several properties of Tenant, including the Premises, Landlord will accept a certificate of such insurance, provided:

                  (1) the certificate states the amounts of insurance and types of coverage;
                  (2) the amounts are at least equal to the amounts that would be required in this Lease; and
                  (3) the policy complies with the other requirements in this Lease.

         15.      CONDEMNATION.

         (a) Total Taking. If the whole or any substantial part of the Building is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or the Building for the purpose of which they are being used, this Lease shall terminate and the Base Rent and Operating Costs shall be abated during the unexpired portion of this Lease effective when the physical taking of the Property shall occur.

         (b) Partial Taking. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the Base Rent and Operating Costs payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances, but in no case shall Base Rent and Operating Costs be greater than the proportionate share of the Premises which is usable by Tenant for the conduct of all or a portion of its business therein.

         (c) Awards. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, provided that Tenant shall not be entitled to receive any award for Tenant's loss of its leasehold interest or other property which would have become the property of Landlord upon termination of this Lease; the right to such award being hereby assigned to Landlord.

         16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then, subject to the last sentence of this Paragraph, such holding over shall constitute creation of a month to month tenancy, upon the terms and conditions of this Lease; provided, however, that the monthly rental for such holding over shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Additional Rent, be equal to two hundred percent (200%) of the Rent being paid monthly to Landlord under this Lease immediately prior to such termination. In addition to and not in limitation of the foregoing, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or other sums or any other act in apparent affirmance of the tenancy operate (a) as an extension of the Term; (b) a waiver of Landlord's right to terminate Tenant's right to possession of the Premises; or (c) a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

         17. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, insurable title to the Premises. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements under this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the terms and provisions of this Lease.

         18. EVENTS OF DEFAULT. Each of the following events shall be deemed to be an Event of Default by Tenant under this Lease:

         (a) Tenant shall fail to pay any installment or other payment of Rent required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due;
         (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors;
         (c) Tenant shall file a petition under any section or chapter of the federal bankruptcy laws, or under any similar law or statute of the United States or any State, including, without limitation, a liquidation, rehabilitation or other insolvency statute, whether now or hereafter in effect; or an order for relief shall be entered against Tenant in any such bankruptcy or insolvency proceedings filed against Tenant thereunder or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder;
         (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant;
         (e) Tenant shall generally not pay its debts as such debts become due;
         (f) Tenant shall vacate or abandon all or a substantial portion of the Premises; provided however, that such vacation or abandonment shall not constitute a default hereunder unless, in Landlord's reasonable estimation, Tenant has failed to comply with its obligations to maintain the Premises as required under this Lease;

         (g)      Tenant shall fail to discharge any lien placed upon the
                  Premises in violation of Paragraph 22 hereof;
         (h)      Tenant shall fail to insure and provide evidence of such
                  insurance in accordance with Paragraph 14(b);
         (i) Tenant shall fail to relocate to New Premises pursuant to Paragraph 26, it being understood and agreed that Tenant shall not be entitled to the benefit of Paragraph 16 as a result of such failure; or
         (j) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within thirty
                  (30) days after written notice thereof from Landlord to Tenant.

         19. Remedies. Upon the occurrence of any of such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever.

         (a) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

         (b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to alter all locks and other security devices at the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom. Tenant hereby waives any right to claim damage for such re-entry and expulsion, and such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay all Rent payable by Tenant hereunder, for the Term or any other right given to Landlord hereunder or by operation of law;

         (c) Landlord may, but need not, relet the Premises or any part thereof for such Rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises as part of a larger area and the right to change the character or the use made of the Premises), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, in its sole discretion. All Rent and other sums received by Landlord from any such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such alterations and repairs; third, to the payment of Landlord's expenses of reletting, including, without limitation, broker's commissions, reasonable attorney fees and lease inducements, such as moving or leasehold improvement allowances; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such Rent and other sums received from such reletting during any month be less than the Rent to be paid during said month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such re-entry by Landlord, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

         (d) Tenant acknowledges that the damages Landlord would incur in connection with terminating this Lease following a default by Tenant would be difficult to estimate or ascertain. Therefore, Tenant agrees that, in the event Landlord elects to terminate this Lease, Landlord may, in addition to other remedies available at law or in equity, declare all Rent payable under this Lease immediately due and payable and recover from Tenant, as liquidated damages, and not as a penalty, an amount equal to the sum of the following: (i) all unpaid Rent that is payable by Tenant hereunder and that accrues through the effective date of termination; plus (ii) the cost of repairs, alterations and/or redecoration of the Premises that Landlord determines are necessary, in landlord's sole discretion; plus
                  (iii) a sum of money equal to the entire amount of Rent that would be payable under the Lease for the lesser of (A) the three (3) year period commencing upon the effective date of termination, or (B) the period commencing upon the effective date of termination and ending upon the original date of the expiration of the Term, which amount shall be immediately due and payable upon demand, but which amount shall be discounted to present value using a discount rate equal to the discount rate of the Federal Reserve Bank of Minneapolis as of the date of termination plus one percent (1%); plus (iv) to the extent not included in the calculation of Rent payable pursuant to subparagraph (ii) above, a sum of money equal to the remaining principal balance of the original cost of any leasing commissions and leasehold improvements in the Premises paid for by Landlord on the effective date of termination, together with interest at a rate of twelve percent (12%) per annum amortized over the entire Term, assuming amortization based upon equal monthly payments of principal and interest. For purposes of calculating the amount of Rent that would be payable under the Lease for the period succeeding the effective date of termination, such Rent shall be computed on the basis of the average monthly amount of Rent accruing during the twenty-four (24) month period immediately preceding the default to which such termination relates (exclusive of any months in which Tenant received "free" or abated Base Rent concessions); provided, however, if the default occurs prior to the expiration of the first twenty-four (24) months of the Lease, then the Rent shall be computed on the basis of the average monthly amount of Rent accruing during all months preceding the month in which said default occurred (exclusive of any months in which Tenant received "free" or abated Base Rent concessions).

         (e) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of Rent or other payments hereunder after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

         20.      LANDLORD'S LIEN.  INTENTIONALLY DELETED

         21. MORTGAGES. This Lease is and shall be subject and subordinate to any mortgage(s) now or at any time hereafter constituting a lien or charge upon the Property or the Premises, provided, however, that if the holder of any such mortgage elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

         22. MECHANIC'S LIENS. Tenant shall keep the Premises and the Property free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If such a lien is filed against the Premises or the Property or any portion thereof as a result of work performed, materials furnished or obligations incurred by or on behalf of Tenant, Tenant, at its sole cost and expense, shall cause such lien to be removed within five (5) business days after Tenant becomes aware of the filing of such lien. Tenant hereby agrees to defend and indemnify Landlord and to hold Landlord harmless from and against any such lien or claim or action thereon, and shall reimburse Landlord, as Additional Rent for Landlord's costs of suit and all attorneys' fees and costs incurred in connection with the removal of any such lien, claim or action. Landlord hereby reserves the right, at any time and from time to time during the construction of the Premises or any subsequent alteration to enter onto the Premises and post and review notices in accordance with Minn. Stat. ss.514.06, as the same may be amended.

         23. NOTICES. All Rent payments, bills, statements, notices or communications, required or desired to be given hereunder shall be in writing and shall be deemed effective and received (a) upon personal delivery; (b) five
(5) days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or (c) one (1) business day after deposit with a national overnight air courier, fees prepaid, to Landlord or Tenant, as the case may be, at the notice or Rent payment addresses for each party stated on the Data Sheet. Either party may designate an additional or another address upon giving written notice to the other party at the address for notices for such party stated on the Data Sheet pursuant to this Paragraph 23. Any return of any access cards or keys or other similar devices shall be made to Landlord's Managing Agent, at the address stated on the Data Sheet. Landlord's Managing Agent shall give and receive notices in the manner prescribed by this Section, and a copy of all notices given to Landlord shall be given to Landlord's Managing Agent in the manner prescribed by this Paragraph 23. For the purposes of this Lease, "Business Day" shall mean a day which is not a Saturday, a Sunday or a legal holiday of the State of Minnesota.

         If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         24. HAZARDOUS SUBSTANCES. Tenant shall at all times comply with all applicable local, state and federal laws, ordinances and regulations relating to Hazardous Substances. "Hazardous Substances" means (1) any oil, petroleum product, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, infectious wastes or substances or any other wastes, materials or pollutants that (A) pose a hazard to the Premises, Building or Property or to persons on or about the Premises, Building or Property or (B) cause the Premises, Building or Property to be in violation of any hazardous materials laws; (2) asbestos in any form which, urea-formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyl, or radon gas; (3) any chemical, materials or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," or "toxic substances," or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 42 U.S.C. ss.ss. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251, et seq.; (4) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises, Building or Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person or entity coming upon the Property or adjacent property; and (5) any other chemical, material or substance that may or could pose a hazard to the environment, including, without limitation, nitrogen gas, propane gas and methyltrichlorosilene gas ("MTS") as are required by Tenant for the production of pyrolytic carbon components for products manufactured by Tenant. Tenant shall not: (i) use the Premises, Building or Property for the storage of Hazardous Substances except for such activities that are part of the course of tenant's ordinary business (the "Permitted Activities"); provided, such Permitted Activities are conducted in accordance with all applicable laws, orders, regulations and ordinances and have been approved in advance in writing by Landlord; (ii) use the Premises, Building or Property as a landfill or dump; or (iii) install any underground tanks of any type at the Property. Tenant shall at its own expense maintain in effect any and all permits, licenses or other governmental approvals, if any, required for Tenant's use of the Premises and require the same of any subtenants. Tenant shall make and cause any subtenant to make all disclosures required of Tenant by any laws, and shall comply and cause subtenant to comply with all orders concerning Tenant's use of the Premises issued by any governmental authority having jurisdiction over the Premises and take all action required by such governmental authorities to bring the Tenant's activities on the Premises into compliance with all environmental and other laws, rules, regulations and ordinances affecting the Premises. If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the Property, Tenant shall give written notice of that condition to Landlord immediately after Tenant becomes so aware. Tenant shall be responsible for, and shall indemnify, defend and hold Landlord harmless from and against, all environmental claims, demands, damages and liabilities, including, without limitation, court costs and reasonable attorney fees, if any, arising out of, or in connection with, the generation, storage, disposal or other presence of any Hazardous Substance in, on or about the Premises, Building or Property during the Term or that Tenant or its subtenants caused or permitted. The indemnification provided by this Paragraph 24 shall survive the termination of this Lease. Notwithstanding the provisions of Paragraph 13 of this Lease to the contrary, Tenant shall defend and hereby does indemnify and hold Landlord harmless from and against any and all claims, actions, proceedings, judgments, damages, costs and expenses, including attorneys' fees and costs through all appellate levels arising from the storage, use, release, threatened release, transportation or other disposition of Hazardous Substances on and about the Premises and in the conduct of Tenant's business.

         25. EXPENSE OF ENFORCEMENT. Tenant shall pay Landlord, upon demand therefor, for all costs and reasonable attorneys' fees and expenses incurred by Landlord in seeking enforcement against Tenant, any assignee or sublessee of Tenant, or any guarantor of Tenant's obligations under this Lease, of Tenant's or such party's obligations under this Lease, including, without limitation, the collection of Rent and the termination of Tenant's right to possession of the Premises. Such payment shall constitute Additional Rent payable in accordance with Paragraph 4. Notwithstanding the foregoing, if Landlord commences any action against Tenant, including, without limitation, an action in unlawful detainer, which action settles at or prior to any trial in connection therewith, Landlord shall be entitled to recover from Tenant Landlord's reasonable attorneys' fees and disbursements and the same shall be payable by Tenant to Landlord with the next installment of Rent falling due and shall constitute Additional Rent hereunder.

         26.      SUBSTITUTION OF PREMISES. INTENTIONALLY DELETED

         27.      TRANSFER OF LANDLORD'S INTEREST; LIMITATION OF LIABILITY.

         (a) Transfer of Landlord's Interest. The term "Landlord" shall mean only the owner, at any time of the Property, and in the event of the transfer by such owner of its interest in the Property, such owner's grantee or successor shall upon such transfer, become "Landlord" under this Lease. If any owner transfers its interest in the Premises or the Property or any portion thereof, other than a transfer for security purposes, such owner shall automatically be relieved of any and all obligations and liabilities on the part of such owner as "Landlord" accruing after the date of such transfer, including, without limitation, such owner's obligation to return the Security Deposit following assignment or transfer thereof to such owner's transferee. The new landlord shall be bound by the terms of this Lease and shall assume all of the responsibilities and liabilities hereunder accruing from and after the date of the transfer.

         (b) Limitation of Landlord's Liability. If Landlord is ever adjudged by any court to be liable to Tenant, Tenant specifically agrees to look solely to Landlord's interest in the Phase, and the rents, issues, profits and proceeds of sale deriving therefrom for the recovery of any judgment from Landlord, it being agreed that none of Landlord, its directors, officers, shareholders, managing agents, employees or agents shall be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant, Tenant's agents, servants or employees, or to any person or entity claiming by or through Tenant, for any consequential, indirect, special or similar types of damages.

         28. RIGHT OF LANDLORD TO PERFORM. If Tenant shall fail to pay any sum of money other than Rent required to be paid by it under this Lease, or shall fail to perform any other act on its part to be performed under this Lease, Landlord may, but shall not be so obligated, and without waiving or releasing Tenant from any obligations of Tenant, after the end of the fifth calendar day after notifying Tenant of Tenant's obligation to perform, make any such payment or perform any such other act on Tenant's part to be made or performed; provided, however, that in the event of emergency, Landlord shall have the right to perform Tenant's obligations prior to the expiration of the five-day period specified above. If Landlord performs Tenant's obligations pursuant to this Paragraph 28, Landlord shall have the right to use the Security Deposit to pay such expenses, or pay such expenses directly and reimburse itself from the Security Deposit or to the extent the cost of such performance exceeds the Security Deposit, Landlord may pay for the cost of such performance from its own funds, or from a combination of the Security Deposit and its own funds and all such amounts shall be repaid to Landlord by Tenant as Additional Rent, payable with the next installment of Base Rent falling due.

         29.      MISCELLANEOUS.

         (a) Gender; etc. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         (b) Binding Effect. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other tenant in the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party stated herein.

         (c) Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (d) Estoppel. Tenant agrees from time to time within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee an estoppel certificate in a form designated by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and that, if Tenant fails timely to deliver any estoppel certificate contemplated by this subparagraph (d), Tenant shall be liable to Landlord for all losses incurred by Landlord as a result of such failure, including, without limitation, attorneys' fees and court costs through all appellate levels.

         (e) Amendment. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         (f) Survival of Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount as estimated by Landlord, necessary (i) to repair and restore the Premises as provided herein; and (ii) to discharge Tenant's obligation for Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph.

         (g) Joint and Several. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

         (h) Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than Tenant's Broker, if any, listed on the Data Sheet, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         (i) Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         (j) Offer to Lease. Because the Premises are on the open market and are currently being shown, this Lease shall be treated as an offer and shall not be valid or binding unless and until accepted by Landlord in writing.

         (k) Waiver of Jury Trial; Jurisdiction. EACH OF LANDLORD AND TENANT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS LEASE. At the option of Landlord, this Lease shall be enforced in any United States District Court for the Federal District of Minnesota or state court of the State of Minnesota sitting in the State of Minnesota, and Tenant consents to the jurisdiction and venue of any such court and waives any argument that venue in such forums is not proper or convenient.

         (l) Complete Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties or representations, promises or statements made by Landlord or any agent of landlord, except as expressly stated herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         (m) Governing Law. This Lease, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.

         (n) Construction. The parties agree that counsel for both parties have reviewed this Agreement. Accordingly, neither party shall be deemed to have drafted this Agreement and it shall not be construed against either party by virtue of the drafting thereof in the event of a dispute.

         30. RIGHT TO RENEW LEASE. Landlord hereby grants to Tenant a one-time option to renew the Lease as to the Premises upon the terms and conditions of this Paragraph 30 if:

         (a) Tenant is not in default under this Lease, as the same may have been renewed beyond any time to cure at the time such option is exercised; and

         (b) Tenant gives Landlord written notice of the exercise of the renewal of this Lease not earlier than the fifth anniversary of the Commencement Date and not later than nine months prior to the end of the Term (the "Renewal Notice or Exercise"), time being of the essence. Tenant's failure to notify Landlord of its intent to exercise its option to renew the Term granted herein on or before the dates specified in this subparagraph (b) for such renewal shall be deemed a waiver of Tenant's right to exercise its option to renew.

If Tenant elects to renew this Lease under this Paragraph 30, the following terms and conditions shall apply:

         (1) The renewal term in question shall commence upon the expiration of the Term and continue thereafter for a period of three (3) years.

         (2) Base Rent for the Premises for the renewal term shall be Market Rent (as defined in Paragraph 31 of this Lease); and

         (3) All of the other terms and conditions contained in this Lease, as it may have been amended from time to time, shall be as set out in this Lease, it being understood that there shall be no rights of renewal or extension except as provided in this Paragraph 30, and, upon the exercise of the right of renewal granted by this Paragraph 30, this Paragraph 30 shall be of no further force or effect and Tenant shall have no right to further renew or extend the Term at the expiration of the renewal term.

Within fifteen (15) business days after request thereof from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the renewal described in this Paragraph 30. The rights of Tenant under this Paragraph 30 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease. Notwithstanding the foregoing, the renewal option contemplated in this Paragraph 30 shall automatically terminate and become null and void and of no further force and effect upon the earlier to occur of (i) the expiration or termination of this Lease; (ii) the termination of the Tenant's right to possession of the Premises; or (iii) the failure of Tenant to timely or properly exercise the rights granted by this Paragraph 30. The right contemplated by this Paragraph shall not survive the expiration or termination of this Lease, and shall not be available to any assignee, sublessee, or successor to Tenant's interests hereunder, except a transferee under subparagraph 11(c) or 11(d) of this Lease.

         31. MARKET RENT. "Market Rent' means the amount of base rent, which may or may not include concessions, improvements, and other matters (exclusive of Operating Costs) which Landlord would receive by then renting similar space (including similar square footage) for premises in the project in which the Building is located. Within 45 days after Tenant exercised its right to renew the Term pursuant to Paragraph 30, Landlord shall give Tenant notice of Market Rent for the renewal term (the "Market Rent Notice"). If Tenant does not agree with Landlord's determination of Market Rent as set forth in the Market Rent Notice, Tenant shall so notify Landlord in writing within ten (10) days after Tenant's receipt of Market Rent Notice ("Tenant's Notice"). Landlord and Tenant shall, for ten (10) days after Landlord's receipt of Tenant's Notice, negotiate in good faith to come to an agreement as to Market Rent for the renewal term or any further renewal thereof. If Landlord and Tenant are unable to agree upon Market Rent within said ten day period, then, notwithstanding the provisions of Paragraph 30, Tenant shall have the right to rescind the Renewal Notice of Exercise by written notice (the "Recission Notice") to Landlord given not later than twenty (20) days after the date of Tenant's Notice, it being understood and agreed that if the Rescission Notice is not given within such time period, Tenant shall be deemed to have waived its right to rescind the Renewal Notice of Exercise. In such case, to the extend that the Renewal Notice of Exercise is effective exercised, Landlord and Tenant shall execute and deliver and amendment to this Lease which amendment shall be executed and delivered within ten (10) days following the determination of Market Rent. Tenant's failure to give Tenant's Notice within the time period provided above shall be deemed an acceptance of Landlord's determination of Market Rent, and the Term shall be deemed renewed pursuant to the Renewal Notice of Exercise.

         32. ADDITION TO PREMISES. Landlord and Tenant agree that, as of December 1, 2001, Tenant shall commence to lease additional premises as depicted on Exhibit A-1 attached hereto (the "Additional Premises"), and that, accordingly, Base Rent and Tenant's Proportionate Share shall be adjusted to take into account the leasing of the Additional Premises. From and after December 1, 2001, any reference in this Lease to the "Premises" shall be deemed to be a reference to the Premises as described on Exhibit A and the Additional Premises. All of the terms and conditions of this Lease shall apply to the Additional Premises. Tenant shall lease the Additional Premises in their then-AS-IS WITH ALL FAULTS condition, with all alterations to be made in accordance with Paragraph 7 of this Lease. The lease of the Additional Premises shall be expire on the Expiration Date as set forth in the Data Sheet and, should Tenant exercise its right to renew pursuant to Paragraph 30 hereof, the renewal shall also include the Additional Premises.

         33. EXHIBITS. Exhibits A, A-1, B, B-1, C, D, E and F attached hereto are hereby incorporated by reference.


         IN WITNESS WHEREOF, the parties have executed this Lease as of the date below.


ST. PAUL PROPERTIES, INC.                     ATS MEDICAL, INC.



By:      /s/  R. William Inserra              By:     /s/  Richard W. Kramp
         -----------------------                      ---------------------
         Its:     Vice President                      Its:     President/COO
                  --------------                               -------------

         Date: May 2, 2000                            Date: April 29, 2000
               -----------                                  --------------

                                    EXHIBIT A



                                    PREMISES

                                   EXHIBIT A-1

                               ADDITIONAL PREMISES

                                    EXHIBIT B

                              WORK LETTER AGREEMENT
                              Tenant Performs Work

         This Work Letter Agreement ("Work Letter") is dated April 29, 2000, and forms a part of that certain Lease Agreement (the "Lease") dated April 29, 2000, between ATS MEDICAL, INC., a Minnesota corporation ("Tenant") and ST. PAUL PROPERTIES, INC., a Delaware corporation ("Landlord") relating to certain premises ("Premises") as defined in the Data Sheet. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

         For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

         1.       Work.

                  (a) Tenant accepts the Premises in its "as-is" condition with ALL FAULTS, except that Landlord agrees to construct, provide or furnish, as applicable, those items as set forth in the attached Exhibit B-1, it being understood and agreed that Landlord may perform the work described on said Exhibit B-1 contemporaneously with Tenant's performance of the Work (as hereinafter defined).

                  (b) Tenant, at its sole cost and expense, shall perform, or cause to be performed, the work (the "Work") in the Premises provided for in the Approved Plans (as defined in Paragraph 2 hereof). Subject to Tenant's satisfaction of the conditions specified in this Work Letter, Tenant shall be entitled to a disbursement of Landlord's Contribution as defined in Paragraph 8(b) below.

         2.       Pre-Construction Activities.

                  (a) On or before June 30, 2000, Tenant shall submit the following information and items to Landlord for Landlord's review and approval:

                           (i) A construction schedule containing the major
                  components of the Work, including the scheduled commencement date of construction of the Work and the estimated date of completion of construction.

                           (ii) An itemized statement of estimated construction
                  costs, including fees for permits and architectural and engineering fees.

                           (iii) Tenant's current financial statements which
                  shall be satisfactory to Landlord, in Landlord's sole discretion, and shall demonstrate that Tenant has the financial capability to pay the cost of the Work as and when payments become due.

                           (iv) The names and addresses of architects,
                  contractors and material suppliers of all tiers to be engaged by Tenant for the Work (individually, a "Tenant Contractor," and collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove all or any one or more of Tenant's Contractors. Landlord may, at its election, designate a list of approved contractors for performance of those portions of work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work. Landlord hereby approves Michaud, Cooley, Erickson as the architect/engineer for all architectural, electrical, mechanical, HVAC and life safety systems.

                           (v) Certified copies of insurance policies or
                  certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

                           (vi) At Landlord's election, payment and performance
                  bonds issued by an insurance company with an A.M. Best rating of at least A-,X and qualified to conduct business in the State of Minnesota, for all of Tenant's Contractors naming Landlord (or an agent, designee or representative appointed by Landlord's written notice to Tenant given prior to Tenant's procurement of paid bonds) as a dual obligee, it being understood and agreed that Landlord shall not require such bonds if Landlord approves the financial capacity of Tenant's general contractor.
                           (vii) The Plans (as hereinafter defined) for the
                  Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 2(b) below.

                  Tenant will update such information and items by notice to Landlord of any changes.

                  (b) As used herein the term "Approved Plans" shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term "Plans" shall mean the full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work), which Plans shall include "tie-ins" to existing utility service at the Building, it being understood and agreed that Landlord shall not be obligated to provide additional utility capacity or tie-ins at other than the location of such utility service in the Building, except as provided in Exhibit B-1 attached to this Work Letter. The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plan. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within ten (10) working days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord's reasonable opinion: the Work as shown in the Plans is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Work as shown on the Plans might impair Landlord's ability to furnish services to Tenant or other tenants; the Work would increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances

         (or interpretations thereof); the Work contains or uses hazardous or toxic materials or substances; the Work would adversely affect the appearance of the Building; the Work might adversely affect another tenant's premises; the Work might, in Landlord's sole opinion, adversely affect Landlord's ability to re-lease the Premises; or the Work is prohibited by any mortgage or trust deed encumbering the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within three (3) business days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, all at Tenant's cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant's objectives and needs. Notwithstanding the foregoing, Landlord acknowledges that Landlord has been informed that Tenant intends to use the Premises as provided in Paragraph 3 of the Lease, and subject to the conditions of said Paragraph 3 and of Paragraph 24 of the Lease, Landlord hereby accepts and approves such use.

                  (c) No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items shown in Paragraph 2(a) above, (ii) all necessary building permits and other consents and approvals have been applied for and obtained by Tenant, and (iii) Tenant has complied with Landlord's requirements pursuant to Section 2(a)(iii) above. Notwithstanding the foregoing, Landlord hereby agrees that Tenant may commence the portions of the Work for which permits have been obtained, even if Tenant has not then obtained permits for all of the Work. Nothing in the preceding sentence shall be deemed to allow Tenant to postpone the scheduled Commencement Date as set forth in the Data Sheet, notwithstanding that Tenant has not obtained permits for the Work.

         3. Delays. In the event Tenant fails to deliver in sufficient and accurate detail the information required under Paragraph 2 above on or before the respective dates specified in said Paragraph 2, or in the event Tenant, for any reason, fails to complete the Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations under the Lease from and after the Commencement Date regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.

         4. Supervisory Fees. Tenant shall pay Landlord a supervisory fee in an amount equal to ten percent (10%) of the direct cost of the materials and labor for the Work (and all change orders with respect thereto) to defray Landlord's administrative and overhead expense incurred to review the Plans and coordinate with Tenant's on-site project manager the staging and progress of the Work.

         5. Change Orders. All changes to the Approved Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work; provided however, that Tenant shall not be required to obtain Landlord's consent to changes to the Approved Plans which cost less than $15,000, unless such changes affect the structure of the Building or any one or more of the HVAC, electrical, mechanical or plumbing systems of the Building in which case Landlord's consent shall be required. Upon the completion of the Work, Tenant shall deliver to Landlord a complete set of so-called "as-built" plans. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the Rent and other obligations therein set forth. All increases in the cost of the Work resulting from such change orders shall be borne by Tenant.

         6. Standards And Conditions of Tenant's Performance. All work done in or upon the Premises by Tenant shall be done according to the standards stated in this Paragraph 6, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.

                  (a) Tenant's Approved Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters.

                  (b) Tenant shall, at its own cost and expense, obtain all required building permits, occupancy permits and other consents and approvals which may be required by the City of Plymouth, the State of Minnesota, the United States of America or any other governmental entity or agency with jurisdiction. Tenant's failure to obtain such permits shall not cause a delay in the commencement of the Term or the obligation to pay Rent or any other obligations under the Lease.

                  (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building, and Tenant shall take such steps as are necessary to ensure that there are no labor disputes or strikes during the course of the Work. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

                  (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building provided the same has not been performed by Tenant or its contractors or has been performed in a defective manner and Landlord has given Tenant notice of non-performance or defective work and such work has not been performed or corrected within ten (10) days after the effective date of the notice, except in an emergency, when no notice shall be required.

                  (e) Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans. All Work shall be done in a good and workmanlike manner. Tenant shall obtain contractors' warranties in favor of both Landlord and Tenant of at least one (1) year duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

                  (f) Tenant and Tenant's Contractors shall make all efforts and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all precautionary steps to minimize dust, noise, odors, and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the Building so as to minimize the disbursement of dirt, debris and noise.

                  (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by Landlord shall delay the commencement of the Lease or the obligation to pay Rent or any other obligations therein set forth.

                  (h) Utility costs or charges for any service to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord's standard rates then in effect. Tenant shall pay for all support services provided by Landlord's contractors at Tenant's request or at Landlord's discretion resulting from breaches or defaults by Tenant under this Work Letter. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers. If required by Landlord prior to the commencement of the Work, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

                  (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed, and following completion of the Work.

                  (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall complete the same on or before the Commencement Date, it being understood and agreed that, whether the Work has or has not been completed, Tenant shall commence to pay Rent on the Commencement Date. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord (and Landlord's title insurance company, if any) with such further documentation as may be necessary under Paragraph 8 below.

                  (k) Subject to the limitations in Paragraph 5 of this Work Letter, Tenant shall have no authority to deviate from the Approved Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing. Tenant shall within thirty
         (30) days after completion of the Work furnish to Landlord "as-built" drawings of the Work prepared by a certified architect.

                  (l) Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

                  (m) Tenant shall impose on and enforce all applicable terms of this Work Letter against Tenant's architect and Tenant's Contractors.

                  7.       Insurance and Indemnification.

                  (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:

                           (i) Worker's Compensation and Employer's Liability
                  Insurance with limits of not less than such amounts as may be required from time to time by law.

                           (ii) Comprehensive General Liability Insurance
                  (including Contractors' Protective Liability) in an amount not less than $2,000,000.00 (combined single limit). Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them.

                           (iii) Comprehensive Automobile Liability Insurance,
                  including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

                           (iv) "All-risk" builder's risk insurance upon the
                  entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Work stored off the site of the Building or in transit to said site are not covered under said "all-risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all-risk" builder's risk insurance shall be adjusted between Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

                  All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the worker's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

                  (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, trustees, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant's Contractors into the Building and the Premises, without limitation, mechanic's liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements described above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

         8.       Landlord's Contribution: Excess Amounts.

                  (a) Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors' and architects' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord's construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is satisfactory to Landlord.

                  (b) Upon completion of the Work and Tenant's satisfaction of all requirements of this Work Letter, Landlord shall make a dollar contribution in the amount of $0.00 ("Landlord's Contribution") for application to the extent thereof to the cost of the Work. If the cost of the Work exceeds Landlord's Contribution, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of the Work is less than Landlord's Contribution, Landlord shall be entitled to any payment or credit for such excess amount. Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord's Contribution any amounts due to Landlord or its architects or engineers pursuant to this Work Letter before disbursing any other portion of Landlord's Contribution.

         9. On-Site Project Manager. As a condition of Tenant's right to commence and perform the Work, Tenant shall engage the services of an on-site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the Work. Such on-site manager shall be familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the Work. The entire cost and expense of the on-site project manager shall be borne and paid for by Tenant (subject to Tenant's right to use all or any part of Landlord's Contribution to reimburse Tenant for the same.) Landlord hereby accepts the on-site project manager appointed by Michaud Cooley Erickson and agrees to provide the name, address and telephone number of such person prior to the commencement of the Work.

         10.      Miscellaneous.

                  (a) Time is of the essence of this Work Letter Agreement.

                  (b) If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

                  (c) Notices under this Work Letter shall be given in the same manner as under the Lease.

                  (d) The headings in this Work Letter are for convenience only.

                  (e) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

                  (f) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

         11. Limitation of Landlord's Liability. If Landlord is ever adjudged by any court to be liable to Tenant, Tenant specifically agrees to look solely to Landlord's interest in the Phase for the recovery of any judgment from Landlord, it being agreed that none of Landlord, its directors, officers, shareholders, managing agents, employees or agents shall be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant, Tenant's agents, servants or employees, or to any person or entity claiming by or through Tenant, for any consequential, indirect, special or similar types of damages.

         12. Lease Provisions. The terms and provisions of the Lease are hereby amended and supplemented. In the event of any conflict between the provisions of the Lease and the provisions of this Work Letter, the provisions of this Work Letter shall control. All amounts payable by Tenant to Landlord under this Work Letter shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease. The pursuit of any remedies by Tenant in connection with any breach by Landlord of its obligations under this Work Letter shall be subject to the provisions of Paragraph 11 hereof and subject to any other limitations stated in the Lease.

         IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first written above.

ST. PAUL PROPERTIES, INC.                ATS MEDICAL, INC.


By:      /s/  R. William Inserra         By:      /s/  Richard W. Kramp
         -----------------------                  ---------------------
         Its:     Vice President                  Its:     President/COO
                  --------------                           -------------

                                   EXHIBIT B-1

                                 LANDLORD'S WORK


1. Demise Premises as shown on Exhibit A to the Lease, including replacing internal passage doors with demising wall material.

2. Separate utilities serving Premises such that utilities serve only the Premises.

3. Separate HVAC systems serving the Premises such that HVAC system serves only the Premises.

4. Provide an additional 1000 AMPS/480 Volt power to the rear interior of the Premises.

                                    EXHIBIT C

                            RULES AND REGULATIONS FOR
                            PLYMOUTH BUSINESS CENTER


         1. The sidewalks, passages and stairways, if any, shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The passages, entrances, stairways, if any, balconies, if any, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests to the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to person with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.

         2. The sashes, sash doors, windows, glass lights and any lights or skylights that reflect or admit light into halls, from the building exterior or other places into the building shall not be covered or obstructed. Any curtains, blinds, shades, or screens attached or hung to any of the prior mentioned areas must have prior approval of Landlord. Landlord will provide standard window coverings on exterior windows and other glass if appropriate and Landlord reserves the right to regulate position of such coverings.

         3. In case of invasion, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

         4. Two door keys for doors to leased premises shall be furnished at the commencement of a lease by Landlord. All duplicate keys shall be purchased only from the Landlord. One security card per each of Tenant's employees so authorized by Tenant will be issued for all approved personnel to permit after-hour access, and Landlord reserves the right to assess a fee to Tenant for the replacement of lost keys or cards. Tenant shall not alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. In the event such alteration or installation is approved by Landlord, Tenant shall supply Landlord with a key for any such lock or bolt. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys, locks, bolts, cabinets, safes or vaults, or the means of opening any lockable device and security cards of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys or security cards so furnished shall pay the Landlord therefor.

         5. All deliveries, including intra-company deliveries, must be made via service entrances. Tenant agrees to adhere to floor loading maximum levels as stated by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord upon demand by Tenant and shall constitute Additional Rent under the Lease.
         6. Parking area and parking policies will be established by Landlord, and Tenant agrees to adhere to said policies. UPON A COMPLAINT BY TENANT AND OTHER TENANTS OF THE BUILDING AND AT ANY OTHER TIME, Landlord reserves the right to IMPLEMENT AND institute new parking policies as they are determined to benefit overall Building operations. Tenant agrees to leave no cars, vans or other vehicles overnight or over any weekend in any parking area. Tenant further agrees that its employees will not park in the visitor parking areas at any time.

         7. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord, it being understood and agreed that (a) no audible alarm shall be installed unless specifically approved in writing by Landlord prior to installation; and (b) only Tenant shall be obligated to respond to such signal, communication, alarm or other utility or service connection, and none of Landlord, Landlord's Managing Agent or other employee, agent or contractor of Landlord shall, under any circumstances have any obligation to Tenant or others to respond to such alarm or be liable to Tenant or any party claiming by or through Tenant for any failure to do so. Any installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under control and direction of Landlord. Landlord retains in all cases the right to require (x) the installation and use of such electrical-protecting devices that prevents the transmission of excessive current or electricity into or transmission of excessive current or electricity into or through the Building (y) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (z) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards and junction box and elsewhere in the Building, with (h) the number of the Premises to which said wires lead,
(i) the purpose for which said wires are used and (j) the name of the company operating same.

         Tenant agrees to instruct all approved communication, and computer and other cabling installers to attach cable in wire hangers from the deck or in any designated building floor or ceiling system cable location. Tenant will not allow installers to lay any cabling on top of the suspended layer ceiling system.

         8. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part of appurtenances of the Premises.

         9. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the space closed and secured. Landlord shall be in no way responsible to Tenant, its agents, employees, licensees, contractors or invitees for any loss of property from the Premises or public areas or for any damages to any property thereon from any cause whatsoever.

         10. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written permission of the Landlord. Tenant shall not place in or move about the Premises any safe or other heavy article which, in Landlord's reasonable opinion may damage the Premises (including the slab) or overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations) and shall not in any way deface the Premises or any part thereof.

         11. No person or contractor not employed by Landlord shall be used to perform window washing, decorating, repair or other work in the leased Premises without the express written consent of Landlord.

         12. The directories of the Building shall be used exclusively for the display of the name and location only of the tenants of the Building, including Tenant, and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

         13. Tenant shall not and shall ensure that its agents, servants, employees, licensees, contractors or invitees shall not:

         (a) enter into or upon the roof of the Building or any storage, electrical or telephone closet, or heating, ventilation, air-conditioning, mechanical or elevator machinery housing areas;

         (b) use any additional method of heating or air conditioning the Premises, including, without limitation, space heaters of any kind or nature;

         (c) sweep or throw any dirt or other substance into ANY passageway, sidewalk or parking area;

         (d) bring in or keep in or about the Premises any firearms, vehicles, bicycles, motorcycles or animals of any kind;

         (e) deposit any trash, refuse or other substance of any kind within or out of the Building, except in the refuse containers provided therefor;

         (f) permit the operation of any device that may produce an odor, cause music, vibrations of air waves to be heard or felt outside the Premises, or which may emit electrical waves that shall impair radio, television or any other form of communication system; or

         (g) permit the carrying of a lighted cigar, cigarette, pipe or any other lighted smoking equipment or permit smoking of cigarettes, cigars or pipes (i) in the common areas of the Building, including, without limitation, restrooms, except common areas which have been designated by Landlord in writing as smoking areas; or (ii) within ten (10) yards of any door leading into the Building or any building comprising a part thereof.

         14. Tenant will not install any radio or television antennas or receptor dish or any device on the roof or grounds without the prior written approval of Landlord. Tenant understands that rentals are charged for roof space in the event any roof installation is approved in writing by Landlord. Landlord reserves the right to require removal of any approved installed device in the event it is necessary to do so in Landlord's opinion.

         15. No sign, light, name placard, poster advertisement or notice visible from the exterior of any demised premises, shall be placed, inscribed, painted or affixed by Tenant on any part of the Building without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of Tenant, by a person approved by Landlord.

         16. The toilet-rooms, toilet, urinals, wash bowls and water apparatus shall not be used for any purpose other than those for which they were constructed or installed, and no sweeping, rubbish, chemicals or other unsuitable substances shall be thrown or placed therein. Tenant shall bear the expense of repairing and cleaning up any breakage, stoppage or damage resulting from violation(s) of this rule by Tenant or its agents, servants, employees, invitees, licensees or visitors.

         17. Tenant must have Landlord's prior written consent before using the name of the Building and/or pictures of the Building in advertising or other publicity.

         18. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the Premises unless ordinarily embraced within Tenant's use of the Premises specified herein.

         19. Tenant shall not do any cooking in the Premises, except that Tenant may install a microwave oven and coffee makers for the use of its employees in the Premises. Under no circumstances shall Tenant install or use any hot plates.

         20. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

         21. Landlord has the right to enact trash removal and trash recycling rules and regulations as necessary to control trash removal costs or as required by the laws of the State of Minnesota and/or the United States of America. Tenant agrees to adhere to such trash removal regulations and to any and all modifications thereof issued by Landlord from time to time.

         22. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to any work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         23. Tenant shall not permit picketing or other union activity involving its employees in the Building except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

         24. Tenant shall not conduct, or permit to be conducted on or from the Premises, any auction of Tenant's personal property, any liquidation sale, any going-out-of-business sale or other similar activity.

         25. Landlord reserves the right to rescind, make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord's sole judgment may from time-to-time be needed for the safety, care, cleanliness and preservation of good order of the Building. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants.

                                    EXHIBIT D

                            PLYMOUTH BUSINESS CENTER
                                Signage Criteria
                                  Phase I - III

                There is a uniform sign policy. It is as follows:

                               FRONT ENTRANCE DOOR

                        White Vinyl Applied Letters Only
                                "2 Maximum Height
                                Helvetica Letters
                             Two or Three Lines Only
                       Logos, Script, or Color Variations

                               REAR OVERHEAD DOOR

                        Black Vinyl Applied Letters Only
                                6" Maximum Height
                                Helvetica Letters
                              One or Two Lines Only
                      No Logos, Script, or Color Variations

                         REAR ENTRANCE/HOLLOW METAL DOOR

                        Black Vinyl Applied Letters Only
                                2# Maximum Height
                                Helvetica Letters
                             Two or Three Lines Only
                      No Logos, Script, or Color Variations

                               FRONT OVERHEAD SIGN

               Freeway Exposure (mounted below wallpack lighting)
                     4' x 8' Black Acrylic Background Panel
                             White or Gray Copy Only
                           Logo Reproduction Permitted

            Non-Freeway Exposure (mounted adjacent to entrance door)
                   2.5' x 3.5' Black Acrylic Background Panel
                             White or Gray copy Only
                           Logo Reproduction Permitted



                                      NOTE:

           Signage must meet Landlord approval prior to installation. Signage contractor must obtain permit from City if required




                                                                      July, 1998

                                    EXHIBIT E

                            COMMENCEMENT CONFIRMATION

                                     [Date]


Tenant Name:               ATS Medical, Inc.

Building Address: Suite 175, 3800 Annapolis Lane North
                            Plymouth, Minnesota 55447



ATS Medical, Inc. hereby confirms to St. Paul Properties, Inc. that the following are the respective dates required to be specified with regard to the Data Sheet of that certain lease dated April _____, 2000, between ATS Medical, Inc., as tenant, and St. Paul Properties, Inc., as landlord, for the Premises described therein.

Commencement Date: _________________________


Expiration Date: _________________________




ST. PAUL PROPERTIES, INC.                     ATS MEDICAL, INC.


By:      ________________________             By:      ________________________
         Its:     _______________                      Its:     _______________

Dated:   ________________________             Dated:   ________________________
 .


                                                                      July, 1998
                                                              Revised July, 1998